SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2004

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 236-2600

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.	Regulation FD Disclosure

Hudson United Bancorp (the “Company”) is furnishing presentation materials included as Exhibit 99.1 to this report pursuant to Item 9 of Form 8-K. These materials were prepared in connection with the presentation of Kenneth T. Neilson, the President and CEO of the Company at the Company’s 2004 Annual Shareholders Meeting on Wednesday, April 21, 2004. The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information herein (including Exhibit 99.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2004	HUDSON UNITED BANCORP

	By:	/s/ James W. Nall

	Name:	James W. Nall
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title
99.1	Shareholder Presentation Materials